News Release
Cenveo Announces Agreement to sell its
Packaging Business to WestRock

STAMFORD, CT - (December 10, 2015) - Cenveo, Inc. (NYSE: CVO) (the “Company”) today announced that its wholly-owned subsidiary, Cenveo Corporation, and certain of its other subsidiaries have entered into a definitive agreement to sell the Company’s packaging business to a division of WestRock Company (“WestRock”), a leading provider of paper and packaging solutions in consumer and corrugated markets globally. The sale involves six facilities located in the U.S., Canada and Dominican Republic along with strategic sourcing partnerships in Asia and the Caribbean that provide folded carton, shrink sleeve and lithographic laminated display packaging solutions (“Packaging Business”).

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“The agreement brings conclusion to the review process of our Packaging Business which we started in the summer of 2015. The sale allows the Company to focus management’s efforts on its core operations, specifically our envelopes, labels, and commercial print segments where we hold leading market positions. The transaction will generate significant cash for the Company, an important step in our stated plan to deleverage our balance sheet, improve cash flows, and address certain debt maturities. Additionally, the agreement is expected to provide the Company access to one of the leading global packaging companies in the United States via a proposed commercial arrangement.”

The cash purchase price for the Packaging Business is approximately $105 million, subject to certain adjustments set forth in the agreement. The transaction is subject to regulatory approval and is expected to close in early 2016.

Barclays acted as exclusive financial advisor and Hughes Hubbard & Reed acted as legal advisor to the Company.

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Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings available to us which could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses with our business; (vii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) the industries in which we operate our business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media adversely affecting our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) any failure, interruption or security lapse of our information technology systems; and (xvii) statutory requirements that share repurchases are subject to certain asset sufficiency standards. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063.